Exhibit 99.2

Voting and Support Agreement

8 October 2016

STICHTING ANHEUSER-BUSCH INBEV

ALTRIA GROUP, INC.

BEVCO LTD.

and

ANHEUSER-BUSCH INBEV SA/NV
(named Newbelco SA/NV until completion of the
merger by absorption of the Former AB InBev by the Company)

VOTING AND SUPPORT AGREEMENT
relating to Anheuser-Busch InBev SA/NV

Voting and Support Agreement

This voting and support agreement (this Agreement) is made on 8 October 2016 by and between:

(1)	STICHTING ANHEUSER-BUSCH INBEV, a foundation organised under the laws of the Netherlands having its registered office at Amstelveenseweg 760, 1081 JK Amsterdam, The Netherlands (the Stichting);

(2)	ALTRIA GROUP, INC., a Virginia corporation whose principal place of business is at 6601 West Broad Street, Richmond, Virginia 23230, United States of America; and

(3)
BEVCO LTD., an exempted company incorporated and existing under the laws of Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda HM11 with registration number 40536,

(the parties referred to under (2) to (3) (together the Initial Restricted Shareholder Parties) being the holders of Restricted Shares who, based on the information available to the Company on the date hereof, will own more than 1% of the Company’s share capital upon Completion of the merger by absorption of the Former AB InBev by the Company (as such terms are defined below) (the Completion))

and, for the purposes of Clause 3.1(b) only:

(4)
NEWBELCO SA/NV, a société anonyme / naamloze vennootschap organised under the laws of Belgium having its registered office at Grand Place 1, 1000 Brussels, registered with the (Brussels) register of Legal Entities under number 0649.641.563 and that will be renamed ANHEUSER-BUSCH INBEV SA/NV upon Completion (AB InBev or the Company).

The parties hereto are together referred to as the Parties and each individually as a Party. The parties other than the Company are together referred to as the Shareholders and each individually as a Shareholder.

WHEREAS:

(A)
On 11 November 2015, Anheuser-Busch InBev SA/NV, a société anonyme/naamloze vennootschap organised under the laws of Belgium, having its registered office at Grand Place 1, 1000 Brussels and registered with the (Brussels) register of Legal Entities under number 0417.497.106 (the Former AB InBev), and SABMiller plc, a public limited company incorporated in England and Wales with its registered address at SABMiller House, Church Street West, Woking, Surrey GU21 6HS (SABMiller), announced that they had reached agreement on the proposed business combination between AB InBev and SABMiller (the Transaction).

(B)
The Transaction comprises a three stage inter-conditional process involving (i) a UK law court-sanctioned scheme of arrangement (the UK Scheme) pursuant to which the Company has acquired the entire share capital of SABMiller, which became effective on 4 October 2016, (ii) a Belgian law voluntary cash takeover offer by the Former AB InBev for all the shares in the Company, which was completed on 7 October 2016 (the Belgian Offer), and (iii) a Belgian law merger between the Former AB InBev and the Company pursuant to which the Company will become the parent company of the combined AB InBev-SABMiller group, that was approved by the respective shareholders’ meetings of the Company and the Former AB InBev on 28 September 2016 (the Belgian Merger).

Voting and Support Agreement

(C)
Following Completion, which is scheduled to take place on 10 October 2016, the Stichting and its Relevant Affiliates will own 41.18% of the share capital of the Company in the form of Ordinary Shares, and Altria Group, Inc. and BEVCO Ltd. will own, respectively, 9.17% and 4.80% of the share capital of the Company in the form of Restricted Shares.

(D)
The terms of the UK Scheme provided that the holders of Restricted Shares owning more than 1% of the Company’s total share capital upon Completion shall enter into this Agreement with the Stichting in order to set out certain terms governing their relationships as shareholders of AB InBev.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions and interpretation

1.1	In this Agreement, unless the context otherwise requires, the following expressions will have the following meanings:

AB InBev has the meaning given to it in the preamble;

AB InBev Articles means the articles of association of AB InBev;

Agreement means this voting and support agreement;

Belgian Merger has the meaning given to it in recital (B);

Belgian Offer has the meaning given to it in recital (B);

Candidate has the meaning given to it in Clause 2.3;

Company has the meaning given to it in the preamble;

Companies Code means the Belgian law of 7 May 1999 setting out the Companies Code, as amended from time to time;

Completion has the meaning given to it in the preamble;

Co-optations has the meaning given to it in Clause 2.3;

Co-optation Meeting has the meaning given to it in Clause 2.3;

Former AB InBev has the meaning given to it in recital (A);

Initial Restricted Shareholder Parties has the meaning given to it in the preamble;

Initial Term means the initial term of this agreement as set out in Clause 4.1;

Ordinary Shareholders’ Meeting means an ordinary Shareholders’ Meeting referred to in Article 32.1 of the AB InBev Articles;

Party or Parties has the meaning given to it in the preamble;

Voting and Support Agreement

Reclassification and Consolidation has the meaning given to it in the document dispatched to shareholders of SABMiller plc in connection with the UK Scheme, including the particulars required by section 897 of the UK Companies Act 2006;

Reference Shareholder Party means the Stichting and any other entity which accedes to this Agreement as a Reference Shareholder Party;

Relevant Affiliate means:

(a)	in respect of any Restricted Shareholder Party - each of its Affiliates; and

(b)	in respect of the Stichting - the following entities:

•	Eugénie Patri Sébastien SA or EPS SA, a corporation organised under the laws of Luxembourg, having its registered office at Route de Longwy, 488, L-1940, Luxembourg;

•	EPS Participations s.a.r.l., a corporation organised under the laws of Luxembourg, having its registered office at Route de Longwy, 488, L- 1940, Luxembourg;

•	Rayvax Société d’Investissements SA, a corporation organised under the laws of Belgium, having its registered office at 19, square Vergote, 1200 Brussels, Belgium;

•	BRC, a corporation organised under the laws of Luxembourg, having its registered office at 3 Boulevard Royal, L-2449, Luxembourg;

•	any possible other holder of certificates issued by the Stichting; and

•	any other Affiliate which, as the case may be, has executed an Accession Letter, or has been designated and is required to execute an Accession Letter, in each case pursuant to Clause 5.6;

Restricted Shareholder Party means each of the Initial Restricted Shareholder Parties and any other entity which accedes to this Agreement as a Restricted Shareholder Party;

SABMiller has the meaning given to it in recital (A);

Shareholder or Shareholders has the meaning given to it in the preamble;

Stichting has the meaning given to it in the preamble;

Stichting Shareholders’ Agreement means the Amended and Restated New Shareholders’ Agreement made and entered into as of April 11, 2016 by and among BRC, Eugénie Patri Sébastien SA or EPS SA, EPS Participations s.a.r.l., Rayvax Société d’Investissements SA and the Stichting, as extended, renewed, amended or replaced (as the case may be);

Supermajority has the meaning given to it in Clause 2.3(a);

Terminating Party has the meaning given to it in Clause 4.5;

Term means the term of this agreement, as in effect at any given time and reflecting any extension or renewal thereof in accordance with the terms of Clause 4.1, 4.2 or 4.3;

Voting and Support Agreement

Transaction has the meaning given to it in recital (A); and

UK Scheme has the meaning given to it in recital (B).

1.2	In this Agreement, unless the context otherwise requires:

(a)	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(b)	the singular includes the plural and vice versa, and each gender includes the other gender;

(c)
any reference to a person includes any individual, legal entity, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(d)	any phrase comprising the terms including, include or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(e)
any reference to a law will include any statutory regulation, rule or official directive of any governmental or regulatory authority, and a provision of law will include a reference to that provision as amended or supplemented from time to time;

(f)	any reference to Clauses is to clauses of this Agreement;

(g)	any reference to an Article is to an Article of the AB InBev Articles;

(h)	any reference to any document or agreement will be construed as a reference to that document or agreement as the same may be amended, changed or supplemented from time to time;

(i)
for the calculation of a period of time, such period will start the next day after the day on which the event triggering such period of time has occurred; the expiry date will be included in the period of time; if the expiry date is not a Business Day, the expiry date will be postponed until the next Business Day; whenever a time period refers to days (as opposed to Business Days), such time period will be calculated in calendar days;

(j)	any capitalised term used and not defined herein shall have the meaning ascribed to such term in the AB InBev Articles; and

(k)
any reference to a Party shall include an initial Party as well as any person acceding to this Agreement as a ‘Shareholder’ by executing an Accession Letter in accordance with Clauses 5.5, 5.6 and 5.7.

2.	Voting and support undertakings relating to appointment and service of directors of AB InBev

2.1	Composition of the Board of Directors

The Parties acknowledge and agree that (i) the Company shall be managed by a Board of Directors with the composition set forth in Article 19 and (ii) for the purpose of

Voting and Support Agreement

determining the number of directors to be appointed upon proposal of the Reference Shareholder and the Restricted Shareholders, the percentage of Shares with voting rights held respectively by the Reference Shareholder and the Restricted Shareholders (together with their Affiliates, any of their respective Successors and/or Successors’ Affiliates) shall be computed in accordance with the rules set out in Article 20.

2.2	Voting undertaking

(a)
The Shareholders undertake to, and shall procure that their respective Relevant Affiliates, exercise their voting rights so as (i) to give full effect to the composition of the Board of Directors as provided for in this Clause 2 and Articles 19 and 20, and (ii) therefore to vote in favour of the appointment as directors of the candidates proposed by, as the case may be, the Reference Shareholder or the Restricted Shareholders in accordance with this Clause 2 and Article 19.3.

(b)
(i) the Restricted Shareholder Parties undertake to, and shall procure that their respective Relevant Affiliates, exercise their voting rights at the Restricted Shareholders’ Meeting (or for constituting a Requisite Majority) in such a manner that, in relation to the confirmation of any temporary appointment made in accordance with Article 22.1(c)(i), no alternative candidate is proposed at the next Shareholders’ Meeting that is not an Ordinary Shareholders’ Meeting, and
(ii) each Shareholder undertakes to, and shall procure that their respective Relevant Affiliates, vote in favour of the confirmation of any temporary appointment made in accordance with Article 22.1(c)(i) at such next Shareholders’ Meeting, unless otherwise agreed by the Proposing Holder in respect of the candidate whose temporary appointment is to be confirmed.

(c)
Each Restricted Shareholder Party undertakes to procure that any custodian in respect of any Ordinary Shares referred to in Article 20.2(b)(iii) which are owned on behalf of it or any of its Relevant Affiliates exercises its voting rights in respect of such Ordinary Shares, in each case to give effect to the principles set out in Clauses 2.2(a) and 2.2(b).

2.3	Co-optation of Restricted Share Directors

The Stichting undertakes to use its best efforts to cause the Company to convene and hold a meeting of the Board of Directors (the Co-optation Meeting) on the date hereof. Except in case of any matter requiring an earlier decision of the Board of Directors in which case any Restricted Shareholder Party shall have the right to send an observer, the Co-optation Meeting shall be held prior to any other meeting or action of the Board of Directors occurring after closing of the Belgian Offer. After the resignation of the three current members of the Board of Directors, the first action taken by the Board of Directors at the Co-optation Meeting shall be to effect the appointment by co-optation (the Co-optations) to the Board of Directors of the Restricted Share Director candidates (the Candidates) proposed to the Board of Directors prior to 2.00 p.m. CET on the date hereof by one or more persons that, after completion of the Reclassification and Consolidation, will become Restricted Shareholders holding (without duplication):

(a)
more than 75% (a Supermajority) of the total number of Restricted Shares outstanding immediately following completion of the Reclassification and Consolidation, which persons shall be entitled to propose up to three Candidates for Co-optation;

Voting and Support Agreement

(b)
a majority (but less than a Supermajority) of the total number of Restricted Shares outstanding immediately following completion of the Reclassification and Consolidation, which persons shall be entitled to identify up to two Candidates for Co-optation; and/or

(c)
more than 25% (but less than a majority) of the total number of Restricted Shares outstanding immediately following the Reclassification and Consolidation, which persons shall be entitled to identify one Candidate for Co-optation;

provided, that in the event that the Co-optation of three Restricted Share Directors does not occur on the date hereof for any reason (including, without limitation, because less than a Supermajority of Restricted Shareholders propose Candidates for Co-optation by 2.00 p.m. CET on the date hereof), the Stichting shall, and shall use its best efforts to cause the Company to, take all actions necessary to procure the convening of a Restricted Shareholders’ Meeting and an Appointment Shareholders’ Meeting for the purpose of expanding the Board of Directors so that it includes up to three Restricted Share Directors as soon as possible thereafter in accordance with the applicable terms of the AB InBev Articles. At any such Restricted Shareholders’ Meeting, the Restricted Shareholders shall, in one single round of voting where all votes attaching to all Restricted Shareholder Voting Shares may be cast, select three candidates to be presented for appointment or, if applicable, confirmation of Co-optation as Restricted
Share Directors at the ensuing Appointment Shareholders’ Meeting.

2.4	Stability of the composition of the Board of Directors

Each of the Parties recognises that it is important for the efficiency and good functioning of the Board of Directors that its composition remains stable and that, except in instances where they believe it appropriate or taking into account legal requirements and the interest of the Company, the Reference Shareholder and the Restricted Shareholders should at all times seek to preserve stability when proposing candidates for appointment or re-election to the Board of Directors. For the avoidance of doubt, the preceding sentence shall not limit the right of the Reference Shareholder and/or the Restricted Shareholders not to present for re-appointment a director who does not wish to be reappointed or whom they believe should not be re-elected or to propose new candidates.

3.	Modification of rights attached to the Restricted Shares

3.1	Voting undertaking among Restricted Shareholders

(a)
In furtherance and not in limitation of the voting and quorum requirements set forth in article 560 of the Belgian Companies Code and Article 8.2, each Restricted Shareholder Party undertakes towards the other Restricted Shareholder Parties that, as long as there remain any Restricted Shares outstanding:

(i)	it shall not vote any Restricted Shares or Ordinary Shares owned by such Restricted Shareholder;

(ii)	it shall procure that none of its Relevant Affiliates shall vote any Restricted Shares or Ordinary Shares owned by such Relevant Affiliates; and

Voting and Support Agreement

(iii)	it shall procure that any custodian in respect of any Ordinary Shares which are owned on behalf of it or any of its Relevant Affiliates shall not vote any such Ordinary Shares,

in each case, in favour of any resolution which would be proposed to the Shareholders’ Meeting to modify the rights attached to the Restricted Shares (a Modification Resolution) unless the Modification Resolution is approved by a written resolution of the holders of at least 75% of the total Restricted Shareholder Voting Shares or with the written consent of Restricted Shareholders whose Restricted Shareholder Groups hold at least 75% of the total Restricted Shareholder Voting Shares, in each case calculated in accordance with Articles 20.2(a) and 20.2(b) as at midnight Belgian time on the 30th calendar day prior to the relevant Shareholders’ Meeting (and in respect of any Restricted Shareholder Voting Shares held by the persons referred to in Article 20.2(b)(ii) or by a custodian on behalf of any Restricted Shareholder Group as set out in Article 20.2(b)(iii), counting such Shares if notices equivalent to those referred to in Articles 20.2(b)(ii) or 20.2(b)(iii) have been received at the latest on the 25th calendar day prior to the Shareholders’ Meeting).

(b)
At the request of any Restricted Shareholder Party, the Company shall, at least 21 calendar days prior to the relevant Shareholders’ Meeting, provide it with a statement of the total number of Restricted Shareholder Voting Shares referred to under Clause 3.1(a).

4.	Duration

Initial Term

4.1	This Agreement is entered into for an initial fixed term expiring on 27 August 2034.

4.2
The initial term of this Agreement shall be extended or renewed (as the case may be) automatically if (and to the extent) the term of the Stichting Shareholders’ Agreement is extended or renewed (as the case may be) beyond the date provided in Clause 4.1 (in each case, whether such extension or renewal (as the case may be) occurs by amendment of the relevant term then applicable, the addition of a further separate period to such term, or the replacement by a different term in a replacement agreement).

Renewal

4.3
Notwithstanding termination of the Stichting Shareholders’ Agreement, the term of this Agreement shall be automatically renewed for successive renewal terms of ten years each from the expiry date of the then current Term among Parties other than any Terminating Party.

Termination

4.4	Notwithstanding anything herein to the contrary, under no circumstances shall the Term be reduced unless agreed by each Party other than pursuant to Clause 4.5(b).

4.5	Any Party may notify in writing its election to terminate this Agreement (a Terminating Party) to each of the other Parties at least two years prior to:

(a)	the expiry of the Initial Term, provided that the Stichting Shareholders’
Agreement has terminated on such date, or

Voting and Support Agreement

(b)	the date of termination of the Stichting Shareholders’ Agreement if terminated at any point after the expiry of the Initial Term; or

(c)	the expiration date of any ten years renewal of this Agreement pursuant to Clause 4.3.

Consequences of Termination

4.6
In the event of any such election to terminate, the Agreement shall terminate upon the expiration of the then current term with respect to the rights and obligations of the Terminating Party only, but shall remain in full force and effect among all other Parties, provided the number of non-terminating Parties is more than one.

4.7
Notwithstanding Clauses 4.1 to 4.6, after the termination of this Agreement, each Party shall remain bound for an indefinite duration by those provisions of this Agreement that, by their nature, are meant to remain applicable, including but not limited to Clause 5 (Miscellaneous), Clause 6 (Notices) and Clause 7 (Governing law and jurisdiction).

4.8
Nothing in this Clause 4 will relieve any Party from any liability or obligation for any matter, undertaking or condition which has not been done, observed or performed by such Party before it has ceased to have any right and obligation under this Agreement pursuant to this Clause 4.

5.	Miscellaneous

5.1
This Agreement constitutes the entire agreement and understanding between the Parties in connection with the subject matter herein. No Party has entered into this Agreement in reliance upon any representation, warranty or undertaking that is not set out in this Agreement.

5.2
This Agreement replaces and supersedes any agreement, communication, offer, proposal or correspondence, oral or written, exchanged or concluded between the Parties in connection with the undertakings contemplated in this Agreement, except for the AB InBev Articles.

5.3	No amendment of this Agreement shall be valid unless it is in writing and signed by each of the Parties.

5.4	None of the Parties may assign or transfer any of its rights and/or obligations under this Agreement, except:

(a)	with the prior written consent of the other Parties; or

(b)
if the assignee or transferee of such rights and/or obligations is a Relevant Affiliate or a Successor or a Successor’s Relevant Affiliate of the assigning or transferring Party, without the prior written consent of the other Parties, provided however that (i) the assigning or transferring Party shall be jointly and severally liable with such assignee or transferee for the performance by such assignee or transferee of the transferred rights and/or obligations of the assigning or transferring party and (ii) the transfer of rights and/or obligations takes place together with a transfer of the Shares held by or on behalf of the assigning or transferring Party and only to the extent that such transfer of Shares is permitted under the AB InBev Articles.

Voting and Support Agreement

5.5
Each Party shall procure that upon or prior to any entity becoming its Successor such entity shall accede to this Agreement by executing an Accession Letter in the applicable form set out in Schedule 1.

5.6
In the event that the Reference Shareholder Parties would no longer own, in aggregate, at least 30% of the Shares with voting rights in the share capital of the Company , the Reference Shareholder Parties shall designate one or several of their Affiliates which together with the Reference Shareholder Parties own, in aggregate, at least 30% of the Shares with voting rights in the share capital of the Company, to accede to this Agreement as soon as practicable by executing an Accession Letter in the applicable form set out in Schedule 1. An Accession Letter shall be executed by such Affiliate(s) in such a manner that such Affiliate(s) shall become a Reference Shareholder Party as from the date at which the aggregate holding by the existing Reference Shareholder Parties falls below the 30% threshold (and with retrospective effect if executed after such date). Under no circumstances shall this provision be construed as constituting an obligation for the Stichting, any of its Affiliates and/or any of their respective Successors or Successors’ Affiliates to maintain an interest representing 30% (or any other percentage) of the Shares with voting rights in the share capital of the Company. Any Shares in the Company referred to in Article 20.1(a) shall be disregarded for the purposes of the calculating the total share capital of the company for the purpose of this Clause 5.6.

5.7	Any entity which is an Affiliate of an existing Party and which at any time after the date of this Agreement owns or holds any Restricted Shares may accede to this Agreement as a ‘Shareholder’ and ‘Restricted Shareholder Party’ by executing an Accession Letter in the applicable form set out in Schedule 1.

5.8
If any provision of this Agreement is held to be invalid or unenforceable, then to the extent that it is invalid or unenforceable (and only to this extent) such provision shall be given no effect and shall be deemed not to be included in this Agreement, without invalidating the remainder of the provision or any of the remaining provisions of this Agreement. The Parties shall use all reasonable efforts to replace the invalid or unenforceable provisions by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

5.9	This agreement may be signed in any number of counterparts, each of which is an original and all of which taken together form one single document.

6.	Notices

6.1
Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered by email, by fax, by hand or by registered post (in the latter case, with acknowledgement of receipt, and in the latter three cases, with a concurrent copy by email) to the address and for the attention of the relevant Party set out in Clause 6.2 (or as otherwise notified from time to time pursuant to this Clause 6).

Any notice served by email, hand, fax or post shall be deemed to have been duly given:

(a)	in the case of email, upon email confirmation of receipt by the recipient;

(b)	in the case of delivery by hand, upon delivery;

(c)	in the case of registered post, five Business Days after the date of posting; and

(d)	in the case of a fax, when dispatched.

Voting and Support Agreement

provided that in each case where delivery by hand or by fax occurs after 6 pm (local time of the addressee) on a Business Day or on a day which is not a Business Day, service shall be deemed to have occurred at 9 am (local time of the addressee) on the next Business Day.

6.2	The addresses of the Parties for the purpose of Clause 6 are as follows:

Stichting Anheuser-Busch InBev:

Address:         Amstelveenseweg 760, 1081 JK Amsterdam, The Netherlands
For the attention of:        Alter Domus Nederland B. V.
Fax number:        +31 20 504 38 99
Email:            adnl-cms-a@alterdomus.com

With a copy to:        Simont Braun
Address:            Avenue Louise 149/20, B-1050 Brussels, Belgium
For the attention of:        Sandrine Hirsch; Paul Alain Foriers
Fax number:        +32 2 533 17 90 / +32 2 533 17 91
Email:            sandrine.hirsch@simontbraun.eu:
paulalain.foriers@simontbraun.eu

And with a copy to        Stibbe Brussels
Address:            Rue de Loxum 25, B-1000 Brussels, Belgium
For the attention of:        Marc Fyon
Fax number:        +32 2 533 52 12
Email:            Marc.Fyon@Stibbe.com

Altria Group, Inc.:

Address:            6601 West Broad Street, Riclunond, VA, 23230 USA
For the attention of:        General Counsel
Fax number:        +1 804 484 8265
Email:            Denise.Keane@altria.com

With a copy to:        Wachtell, Lipton, Rosen & Katz
Address:            51 West 52nd Street, New York, NY 10019 USA
For the attention of:        Andrew J. Nussbaum
Fax number:        +1 212 403 2000
Email:            AJNussbaum@wlrk.com

BEVCO Ltd.

Address:            Bevco Lux Sari, 37A, Avenue J.F. Ke1medy, L-1855
Luxembourg, Luxembourg
For the attention of:        Juan Carlos Garcia
Email:            ABInotifications@SNI-International.lu;
CTCLtrusteenotifications@conyersdill.com

With a copy to:        Quadrant Capital Advisors, Inc.
Address:            499 Park Avenue, 24’’ Floor, New York, New York 10022,
USA
For the attention of:        Juan Carlos Garcia
Email:            ABInotifications@qcai.com: jcgarcia@qcai.com

Voting and Support Agreement

And with a copy to        Eubelius CVBA
Address:            Louizalaan 99 Av. Louise, BE-1050 Brussels, Belgium
For the attention of:        Marieke Wyckaert; Joris De Wolf
Fax number:        +32 2 543 31 01
Email:            Marieke.Wyckaert@Eubelius.com;
Joris.DeWolf@Eubelius.com

Anheuser-Busch InBev SA/NV (named Newbelco SA/NV until Completion):

Address:            Brouwerijplein 1, 3000 Leuven, Belgium
For the attention of:        Chief Legal Officer & Corporate Secretary
Fax number:        +32 16 506 699
Email:            sabine.chalmers@ab-inbev.com

With a copy to:        Freshfields Bruckhaus Deringer
Address:            Place du Champ de Mars 5, 1050 Brussels, Belgium
For the attention of:        Vincent Macq
Fax number:        +32 2 404 7605
Email:            vincent.macg@freshfields.com

7.	Governing law and jurisdiction

7.1	This Agreement shall be governed by and construed in accordance with the laws of Belgium.

7.2
All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, each having a sufficient knowledge of the French and the English languages. The arbitration shall be held in Brussels. The proceedings shall be held in the English language.

7.3
Notwithstanding Clause 7.2, the Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or anticipated breach by a Party of any agreement, undertaking or obligation contained in this Agreement, any other Party may apply to any court having jurisdiction hereof to seek (a) an interim decree or order of specific performance to enforce the observance and performance of such agreement, undertaking or obligation, and (b) an interim injunction restraining such breach or anticipated breach, in both cases without prejudice to the arbitral award to be rendered in accordance with Clause 7.2.

[Signature page follows]

Voting and Support Agreement

This Agreement was entered into on 8 October 2016 and executed in four original copies.

STICHTING ANHEUSER-BUSCH INBEV

/s/ BENOIT LOORE	/s/ JAN VANDERMEERSCH

Name: Benoit Loore	Name: Jan Vandermeersch

Title: Proxyholder	Title: Proxyholder

Voting and Support Agreement

ALTRIA GROUP, INC.

/s/ WILLIAM F. GIFFORD JR.

Name: William F. Gifford Jr.

Title: Chief Financial Officer

Voting and Support Agreement

BEVCO LTD.

/s/ ALEC R. ANDERSON	/s/ CRAIG MACINTYRE

Name: Alec R. Anderson	Name: Craig Macintyre

Title: Director	Title: Director

Voting and Support Agreement

ANHEUSER-BUSCH INBEV SA/NV
(named Newbelco SA/NV until Completion)

/s/ BENOIT LOORE	/s/ JAN VANDERMEERSCH

Name: Benoit Loore	Name: Jan Vandermeersch

Title: Authorised person	Title: Authorised person

Voting and Support Agreement

SCHEDULE 1

FORM OF ACCESSION LETTER

To: [Parties] as Parties

From: [Acceding Shareholder] (the “Acceding Shareholder”)

Dated: [•]

Dear Sirs
Anheuser-Busch InBev SA/NV Voting and Support Agreement
dated on 8 October 2016 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the
Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	We refer to Clause [5.5 / 5.6 / 5.7] of the Agreement.

3.	We hereby unconditionally accede to the Agreement as a ‘Shareholder’ as per the date of this Accession Letter.

4.	If an Affiliate acceding pursuant to Clause 5.6 / 5.7 :

We are an Affiliate of [insert name of relevant Party] and accede to the Agreement as a ‘Shareholder’ and a [’Reference Shareholder Party’] / [‘Restricted Shareholder Party’]

5.	If a Successor acceding pursuant to Clause 5.5:

We are a Successor of [insert name of relevant Party] and hereby agree to assume all rights and obligations of [relevant Party] pursuant to the Agreement

6.	By signing this Accession Letter, we acknowledge having received and reviewed a copy of the Agreement and the AB InBev Articles as currently in force.

7.	The address of the Acceding Shareholder for the purpose of Clause 6 of the Agreement is as follows:

Address:	[•]
For the attention of:	[•]
Fax number:	[•]
Email:	[•]
With a copy to:	[•]
Address:	[•]
For the attention of:	[•]
Fax number:	[•]
Email:	[•]

Yours faithfully

[Acceding Shareholder]

(Authorised Signatory)             (Authorised Signatory)